24th June 2019

PHOENIX PLUS INTERNATIONAL LIMITED

17/F, THE WORKSTATION,

43 - 45, LYNDHURST TERRACE,

CENTRAL, HONG KONG.

Dear Sir,

Re : APPOINTMENT LETTER AS TECHNICAL CONSULTANT

Refer to the above matter we hereby appoint your company as our Technical Consultant with the scope of works as the following:

1) Market and site survey on Green Technology Industry

2) Marketing and Technical Consultation on Solar Energy

Detail of service charges and work schedule are indicated in Annex 1. This appointment and authorization will be started from 1st July 2019 till 30th June 2020. The renew of appointment contract will be by writing notice.

Yours Sincerely,

ROOFRAMES METALTECH SDN BHD

/s/Lee Dexion

………………………………

Lee Dexion

Business Development Manager

 ANNEX 1

Date/ Schedule	Description	Charges (HK Dollar)
July 2019	Green Technology Industry Overview & Training	80,000.00
August - October 2019	Monthly consultation fee	120,000.00
November 2019	Monthly Consultation fee + Site Survey	100,000.00
December 2019 - March 2020	Monthly Consultation fee	160,000.00
April 2020	Monthly Consultation fee + Site Survey	100,000.00
May 2020	Monthly Consultation fee	40,000.00
June 2020	Monthly Consultation fee + Handling over	70,000.00

Total Charges: HKD 670,000.00

*Refer to Appendix

Term & Conditions

1.                   Undertaking and Convenant by The Technical Consultant

i.	Act diligently and in good faith towards the Rooframes Metaltech Sdn. Bhd (here after The Company)

ii.	Shall act in the interest of The Company and not allow its interests to conflict or contradict with the duties that it owes to The Company

iii.	Achieve the commitment undertaken herein.

iv.	Shall ensure that all information and other particulars provided by The Company (either in written or verbal) shall be secured appropriately and shall not revealed to any other parties.

v.	Use its best endeavors to keep all information which is disclosed to the technical service provider by The Company pursuant to or in connection with this Agreement (whether orally or in writing, and whether or not such information is expressly stated to be confidential or marked as such (hereinafter referred to as “Restricted Information”) confidential and accordingly not to disclose any Restricted Information to any other person;

vi.	Any employees, directors, officers, agent advisers and representative of the technical service provider or of any the aforementioned persons using its best endeavors to ensure that the person in question keeps the same confidential and does not use the same except for the purposes for which the disclosure is made.

2.                   Force Majeure

Notwithstanding anything to the contrary herein contained The Company shall not be liable to the participant and/or Technical Service Provider for any failure to fulfil any of the terms in this Agreement if such fulfilment is delayed, hindered or prevented by force majeure including but not limited to acts of God, delayed in obtaining approvals by the government or State Authority, riot or war or any other circumstances of whatsoever nature beyond the control of The Company. In any of the aforesaid cases, it is fair and reasonable for The Company to seek extension of time for the completion or fulfilment hereunder shall be final and binding.

3.                   Miscellaneous

i.	The Annex 1 hereto shall be taken read and construed as an essential part of this Agreement.

ii.	Any special Conditions/Appendix/Annexure (if any) of this Agreement are incorporated in the Annex 1 hereto, shall be incorporated in this Agreement.

iii.	In the event that the terms (if any) contained in the Annex 1 is different or inconsistent with the other terms or clauses contained in this Agreement, the term contained in the Annex 1 as shall prevail but only to the extent that such term are different from the other terms or clauses contained in this Agreement.

iv.	Any statement or certificate from the company and/or its accountant shall be deemed to be correct, conclusive and binding on the party herein, save and except for manifest error.

v.	Time wherever mentioned in this Agreement shall be of the essence.

vi.	The content herein cannot be change except by a written amend.

___________________________________________________________________________

I, Fong Teck Kheong (Passport No.: A41470362) the undersigned do hereby agree to the above proposal and will fulfil the scope of supply during the appointment duration.

/s/Fong Teck Kheong

Name: Fong Teck Kheong

Director

Phoenix Plus International Limited

Date: 25/6/2019

Appendix

Project Site:		Rooframes Metaltech Sdn Bhd
Address:		A-03-02, Street Mall, One South, Jalan OS, Taman Serdang Perdana, Seksyen 6, 43300 Seri Kembangan.
Project consultant:		Kong Kok King

1.	Green Technology Industry overview & Training
	Service details:	Solar plant potential in malaysia
	Trainer:	Kong Kok King
	Date & Time:	15/07/2019 - 19/07/2019 (09:00am-17:00pm)

2.	Monthly consultancy service details:
(I) Construction engineering works design
(II) Power plant basic design

	In charge by:	Kong Kok King
	Date & Time (Part I):	10/08/2019-30/08/2019 (09:00am-17:30pm)
	Project Site (Part I):	Semenyih
	Date & Time (Part II):	20/09/2019-15/10/2019 (08:00am-17:00pm)
	Project Site (Part II):	Office

3.	Service details:	Forest land development and study
	In charge by:	Kong Kok King
	Project Site:	Semenyih
	Date & Time:	02/11/2019-20/11/2019 (09:00am-17:30pm)

4.	Monthly consultancy service details:
(I) Engineering, Procurement and Construction
(II) Construction plan notification
(III) Equipment procurement and transportation

	In charge by:	Kong Kok King
	Project Site:	Semenyih
	Date & Time (Part I) :	To be confirm
	Date & Time (Part II) :	To be confirm
	Date & Time (Part III) :	To be confirm

5.	Service details:	Creation, construction and civil engineering
	In charge by:	Kong Kok King
	Project Site:	Semenyih
	Date & Time:	To be confirm

6.	Service details:	Interconnection equipment
	In charge by:	Kong Kok King
	Project Site:	Semenyih
	Date & Time:	To be confirm

7.	Service details:	Electric Power Interconnection Construction
	In charge by:	Kong Kok King
	Project Site:	Semenyih
	Date & Time:	To be confirm